UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2024

EVERSOURCE ENERGY

(Exact name of registrant as specified in its charter)

Massachusetts	001-05324	04-2147929
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Cadwell Drive, Springfield, Massachusetts, 01104

(Address of principal executive offices, including zip code)

(800) 286-5000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Shares, $5.00 par value per share	ES	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of the chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of the chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1	Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

Membership Interest Purchase Agreement

On February 13, 2024, Eversource Energy (the “Company”) and Eversource Investment LLC, an indirect subsidiary of the Company (“Eversource Investment,” and together with the Company, “Eversource”), entered into a membership interest purchase agreement (the “Purchase Agreement”) with GIP IV Whale Fund Holdings, L.P., an entity managed by an affiliate of Global Infrastructure Management, LLC and its affiliates (“Buyer”). Pursuant to the Purchase Agreement, Buyer will acquire all of Eversource Investment’s limited liability company interests (the “NEO Interests”) in North East Offshore, LLC (“NEO”) and all of Eversource Investment’s limited liability company interests (the “Joint HoldCo Interests” and, together with the NEO Interests, the “Company Interests”) in South Fork Class B Member, LLC (“Joint HoldCo”). As a result, and subject to the closing of the transaction, Eversource will have divested all of its interests in the South Fork Wind project and the Revolution Wind project, other than the Company’s tax equity membership interest in South Fork Wind Holdings, LLC.

Pursuant to the Purchase Agreement, and subject to the terms and conditions thereof, Buyer has agreed to acquire the Company Interests for aggregate consideration to be paid at Closing of approximately $1.1 billion, subject to adjustment based on, among other things, the progress, timing and expense of construction at each project, as more particularly described in the Purchase Agreement. Eversource and Buyer have agreed to make certain post-closing purchase price adjustment payments if applicable, including:

•	Eversource will share responsibility with Buyer for Buyer’s 50% share of capital expenditure overruns during the construction phase for the Revolution Wind project, based on the actual construction and operating costs of the project as compared to those assumed in the agreed financial model, with Eversource sharing 50% of Buyer’s obligations up to a certain dollar threshold and 100% of the Buyer’s obligations in excess of that threshold.

•	Following COD for each project, based on updates to the agreed financial model for such project to forecast future cash flows and expenditures, Eversource would pay to the Buyer certain purchase price adjustments in amounts sufficient to increase Buyer’s pre-tax, equity internal rate of return (“IRR”) to 13% in the event that Buyer’s IRR is not otherwise projected as of COD to be at least 13%, subject to certain adjustments. In the event the Buyer’s IRR is projected as of COD to exceed 13%, the Buyer would pay to Eversource an amount sufficient to reduce the Buyer’s IRR to 13%. The model would also be updated following COD to account for the terms of the Buyer’s financing for the projects and for certain items arising pre-COD that were not settled as of COD, and additional payments would potentially be made by Eversource or the Buyer on the basis of those updates.

Approximately four years following COD for the Revolution Wind project, Eversource may receive purchase price adjustments relating to certain favorable changes as compared to assumptions in the agreed financial model.

In addition, Eversource will maintain credit support obligations with respect to the Projects and may provide additional credit support on behalf of Buyer. In the event the Revolution Wind project is abandoned, Eversource would be required to make the Buyer whole for the amount of the purchase price and other expenditures, plus a 6.5% IRR on such amounts, and Eversource would be required to pay the costs, expenses and liabilities related to decommissioning the project. In the event of an abandonment, Eversource would have the option, but not the obligation, to purchase the Buyer’s interest in the project in exchange for nominal consideration.

The Purchase Agreement includes certain representations, warranties, covenants and indemnities, and provides certain termination rights for each party, including the right of either party to terminate if the transaction has not been consummated by September 30, 2024. The transaction is expected to close in mid-2024. Closing under the Purchase Agreement is subject to certain conditions, including (i) no material adverse effect having occurred, (ii) the corporate credit rating of the Company, and the rating of the Company’s senior unsecured debt remaining above “BBB-” by Standard & Poor’s, “BB” by Fitch or “Baa3” by Moody’s, (iii) expiration of the applicable waiting period (and extensions thereof) under the Hart-Scott Rodino Antitrust Improvements Act of 1976, (iv) approval by the European Commission under Council Regulation (EC) No 139/2004, (v) approval by the Federal Energy Regulatory Commission under Section 203 of the Federal Power Act, as amended, (vi) a declaratory ruling by the New York Public Service Commission, (vii) the final negotiation and execution by Orsted DevCo LLC and the Buyer of certain agreements, instruments and documents relating the post-Closing governance, development and operation of the projects, (viii) the South Fork Wind project achieving COD, (ix) the Sunrise Wind project being spun out from NEO on terms satisfactory to the parties, and (x) certain other customary closing conditions.

The above description of the Purchase Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Section 7	Regulation FD

Item 7.01	Regulation FD Disclosure.

On February 13, 2024, the Company issued a news release announcing entry into the Purchase Agreement. The press release is attached as Exhibit 99.1 and incorporated herein by reference.

The information contained in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” with the Securities and Exchange Commission, nor incorporated by reference in any registration statement filed by the Company or any subsidiary thereof under the Securities Act of 1933, as amended, unless specified otherwise.

Forward-Looking Statements

This Current Report on Form 8-K includes statements concerning the Company’s expectations, beliefs, plans, objectives, goals, strategies, assumptions of future events and other statements that are not historical facts, including statements regarding the anticipated timing for the closing of the Transaction and the amount of expected proceeds and purchase price adjustments in connection therewith. These statements are “forward-looking statements” within the meaning of U.S. federal securities laws. Generally, readers can identify these forward-looking statements through the use of words or phrases such as “estimate,” “expect,” “anticipate,” “intend,” “plan,” “project,” “believe,” “forecast,” “would,” “should,” “could” and other similar expressions. Forward-looking statements involve risks and uncertainties that may cause actual results or outcomes to differ materially from those included in the forward-looking statements. Forward-looking statements are based on the current expectations, estimates, assumptions or projections of management and are not guarantees of future performance. These expectations, estimates, assumptions or projections may vary materially from actual results. Accordingly, any such statements are qualified in their entirety by reference to, and are accompanied by, important factors that may cause our actual results or outcomes to differ materially from those contained in our forward-looking statements, including, but not limited to: our ability to complete the transactions contemplated by the Purchase Agreement on the timeline we expect; the risk that the conditions to closing the transaction may not be satisfied; the ability to qualify for investment tax credits in the amounts we expect; variability in the costs and projected returns of the offshore wind projects and the risk of deterioration of market conditions in the offshore wind industry; the risk that payments owed by Eversource to the Buyer under the Purchase Agreement could be substantial and greater than we currently expect; cyberattacks or breaches, including those resulting in the compromise of the confidentiality of our proprietary information and the personal information of our customers; disruptions in the capital markets or other events that make our access to necessary capital more difficult or costly; changes in economic conditions, including impact on interest rates, tax policies, and customer demand and payment ability; ability or inability to commence and complete our major strategic development projects and opportunities; acts of war or terrorism, physical attacks or grid disturbances that may damage and disrupt our electric transmission and electric, natural gas, and water distribution systems; actions or inaction of local, state and federal regulatory, public policy and taxing bodies; substandard performance of third-party suppliers and service providers; fluctuations in weather patterns, including extreme weather due to climate change; changes in business conditions, which could include disruptive technology or development of alternative energy sources related to our current or future business model; contamination of, or disruption in, our water supplies; changes in levels or timing of capital expenditures; changes in laws, regulations or regulatory policy, including compliance with environmental laws and regulations; changes in accounting standards and financial reporting regulations; actions of rating agencies; and other presently unknown or unforeseen factors.

Section 9	Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
2.1*	Membership Interest Purchase Agreement, dated as of February 13, 2024, by and between Eversource Energy, Eversource Investment LLC and GIP IV Whale Fund Holdings, L.P.
99.1	News Release announcing entry into the Purchase Agreement, dated February 13, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain schedules, exhibits and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K and portions of this exhibit have been redacted pursuant to Item 601(b)(2) of Regulation S-K. The Company will provide a copy of such omitted materials to the Securities and Exchange Commission or its staff upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused the report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERSOURCE ENERGY (Registrant)

February 13, 2024	By:	/s/ JAY S. BUTH
Jay S. Buth Vice President, Controller and Chief Accounting Officer